Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2005 relating to the consolidated financial statements of Insite Vision Incorporated which appears in InSite Vision Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement..

/s/ Burr, Pilger & Mayer LLP

Palo Alto, California
June 22, 2005